Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on January 10, 2024, and, effective as of such date, amends that certain Employment Agreement, entered into on November 18, 2021, effective as of January 1, 2022 (the “Agreement”) by and between MP Materials Corp., a Delaware corporation (the “Company”), and James H. Litinsky (“Executive” and together with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
RECITALS
WHEREAS, the Parties desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, the sufficiency of which is acknowledged by the parties hereto, and intending to be legally bound, the Parties agree as follows:
1.Section 7.1 of the Agreement is hereby amended by adding the following sentence immediately after the first sentence of such section:
“Executive further acknowledges that the highly competitive business of the Company Group is global in nature, is conducted across domestic and international borders and involves servicing customers and developing and maintaining goodwill throughout the world (including throughout North America and Asia).”
2.Section 7.2.1 of the Agreement is hereby amended by replacing the first sentence of the definition of “Confidential Information” in its entirety with the following sentence:
““Confidential Information” means confidential, proprietary or trade secret information that the Company Group has developed, acquired, created, compiled, discovered, or owned, or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential.”
3.Section 7.2.2 of the Agreement is hereby amended by replacing the first sentence of such section in its entirety with the following sentence:
“Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, seeking and obtaining payment or an award from the or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation (including seeking and obtaining an award pursuant to Section 21F of the Securities Exchange Act of 1934), provided that in each case such communications and disclosures are consistent with applicable law.”
4.Section 7.4 of the Agreement is hereby amended by replacing the definition of “Competing Business” in its entirety with the following:
““Competing Business” shall mean any person, firm, corporation, partnership or business that engages in any business, directly or indirectly (through a subsidiary or otherwise) which competes with the Company Group’s business activities related to rare earth mining and processing, production of rare earth concentrates, production of and sale of separated rare earth products (including neodymium-praseodymium) and rare earth metal, alloy and magnet manufacturing (including the manufacture of neodymium-iron-boron permanent magnets, also commonly referred to as “neo,” “NIB,” or “NdPR” permanent magnets) and any other line of business in which the Company Group has demonstrable plans to engage.”
5.Section 7.4 of the Agreement is hereby amended by replacing the reference to “twelve (12)” in the definition of “Post-Termination Restricted Period” with “twenty-four (24)”.
6.Section 7.4 of the Agreement is hereby amended by replacing the definition of “Territory” in its entirety with the following:
““Territory” shall mean the United States, Canada, Mexico, China, Japan, Vietnam, Australia and any other country in which the Company Group engages in material business, conducts sales, derives a material portion of its revenues or has demonstrable plans to commence material business activities in.”
7.Except as otherwise expressly provided herein, all of the terms and provisions of the Agreement shall remain in full force and effect and this Amendment shall not amend or modify any other rights, powers, duties, or obligations of any Party. On and after the date of this Amendment, each reference in the Agreement to “this Agreement” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Agreement.
8.This Amendment and the Agreement (including Appendix A hereto) constitute the total and complete agreement of the parties and supersedes all prior and contemporaneous understandings and agreements heretofore made with respect to the matters set forth in this Amendment, and there are no other representations, understandings or agreements.
9.This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on part of each of the undersigned.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

THE COMPANY	MP MATERIALS CORP.

By: /s/ Elliot D. Hoops
Elliot D. Hoops,
General Counsel and Secretary

EXECUTIVE
/s/ James H. Litinsky
James H. Litinsky
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